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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                   FORM 8 - K

                             CURRENT REPORT Pursuant
                         to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 1997

                                 Magna-Lab Inc.
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               Exact Name of Registrant as specified in charter

                                    New York
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                (State or Other Jurisdiction of Incorporation)

                 0-21320                            11-3074326
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          Commission  file  No.        I.R.S. Employer Identification No.




                   250Z Executive Drive, Edgewood, NY 11717
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                   (Address of Principal Executive Offices)

                                 (516) 595-2111
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            (Registrant's Telephone Number, Including Area Code)


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Item 5. Other events

In its Form 10-QSB for the quarter ended November 30, 1996, the Company reported cash of approximately $223,000, losses from operations of approximately $1.8 million for the nine months then ended, negative working capital of over $100,000 and stockholders' equity of approximately $370,000. The Company also reported that its ability to continue operations in the fourth quarter beginning December 1, 1996 was uncertain because of the uncertain realization of receivables from and inventory produced for a related party customer. Further, the Company disclosed that, if it could continue operations in the quarter beginning December 1, 1996, its operations beyond that point would be dependent upon the Company's ability to raise additional financing or enter into strategic arrangements with others.

Through the date of this report, the amounts receivable from the related party have not been paid and inventory produced for that party has not gone forward into further production.

Two financings have occurred since the quarter ended November 30, 1996. These are a private placement with accredited investors of 300,000 shares of Class A common stock for $100,000 and an interest bearing note payable to a shareholder on March 15, 1997 for $75,000 (which remains outstanding), secured by certain amounts receivable from the taxing authorities of the United Kingdom and the machine delivered to a related party in November 1996 but not paid for by that party. Although the Company is in advanced negotiation with one party and in discussion with several other parties regarding a new round of financing, the Company has not, however, been able to complete any larger capital raising transaction.

In February 1997, the Board of Directors agreed to retain a consultant (subject to certain matters to be resolved) and approved a plan of restructuring of the Company's operations conceived with the assistance of the consultant (the "Plan"). The Plan has, as its objective, elimination of production, marketing and certain system engineering by strengthening the existing relationship with Elscint Cryomagnetics, Ltd. ("Elscint" - see Form 10-QSB for the period ending November 30, 1996, Note 3 to financial statements for a discussion of the relationship with Elscint), and repositioning the Company into a royalty and development company in the near term. The Company has received a proposal from Elscint (the "Elscint Proposal") for certain work which is integral to the Plan but has been unable to finalize the proposal because of lack of funds. The Plan contemplates termination of the majority of the Company's workforce including the entire sales and marketing staff, the production department and portions of the engineering staff. Further, the Plan calls for elimination of the Company's current facility, reductions in the need for other assets including leased assets with remaining non-cancelable terms, and other measures. The Company estimates, based on preliminary, unaudited, information that a restructuring charge of approximately $1.2 million will be charged to the fourth quarter ending February 28, 1997 for write downs of fixed assets, inventory (see next paragraph) and deposits made with strategic vendors which are non-refundable, as well as accruals for lease termination and other costs. The ultimate amount may differ materially from this preliminary and unaudited estimate.

During March 1997, 10 of the Company's 20 employees were indefinitely laid off, 4 employees were laid off due to insufficient funds for their payroll and other employees have resigned. All of the employees are owed accrued but unpaid wages of various amounts. Several creditors have asked for the return of inventory or fixed assets in settlement of amounts due to them or under agreements permitting such action; several creditors have threatened litigation as a result of amounts which have not been paid by the Company and two creditors and the Company's landlord have commenced litigation against the Company. The Company has agreed to a judgment in favor of the landlord which it cannot yet satisfy. As a result of its default in past payments and the restructuring Plan, the Company is vacating its existing facility. In May 1997, the Company received notification from Elscint that if the Elscint Proposal is not finalized by

May 30, 1997, Elscint may seek to terminate its relationship with, and seek to recover damages from, the Company. The Company believes, based on discussion with representatives of Elscint, that Elscint will permit the Company the additional time it considers necessary (based on the stage of financing negotiations at this time) to complete its contemplated financing so that the Elscint proposal can be finalized.

On April 10, 1997, the Company's equity securities were removed from listing on the NASDAQ SmallCap Market after the Company's appeal to the Listing Qualifications Committee was unsuccessful.

In May 1997, the Company entered into an agreement with Mount Sinai School of Medicine and Dr. Valentin Fuster (as principal investigator) for a collaborative research arrangement devoted to utilizing MRI in cardiac arterial imaging and requiring payments totaling approximately $1.5 million over three years. The initial required payment of $150,000 has not yet been made by the Company.

The Company is continuing its efforts to (1) raise additional capital, (2) enter into a strategic arrangement with others, and (3) move forward with the new product opportunity in cardiac MI. There is no assurance that any of these efforts will be successful and that the Company will be able to continue even its severely curtailed operations.

 THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANINGS OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. ACTUAL RESULTS AND EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED

The Company belief about its financing plans, Elscint Proposal and arrangements with Mount Sinai School of Medicine, as well as other information contained in this report, are based upon present conditions and anticipated developments. This belief is based upon estimates and assumptions including, among other things, completion of financing necessary to fund the planned activities, timely and successful completion of development milestones, competitive and intellectual property factors, cooperation of creditors and others, and successful efforts by Elscint, among other matters. In the event that the Company's estimates and assumptions prove materially incorrect, the Company does not presently have the financial resources to fund planned operations. The foregoing information constitutes forward-looking statements within the meaning of Section 21E under the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Magna-Lab, Inc.
Date May 30, 1997                           (Registrant)


                                            /s/ Lawrence A. Minkoff
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                                            Lawrence A. Minkoff,
                                            Chief Executive Officer